UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report – November 9, 2009

(Date of earliest event reported)

PENN NATIONAL GAMING, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification
Number)

825 Berkshire Blvd., Suite 200, Wyomissing, PA	19610
(Address of principal executive offices)	(Zip Code)

Area Code (610) 373-2400

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

On November 9, 2009, the Board of Directors of Penn National Gaming, Inc. (the “Company”) designated Desiree Burke as the Company’s Vice President and Chief Accounting Officer and the principal accounting officer of the Company.  Prior to Ms. Burke’s appointment, William J. Clifford, the Company’s Senior Vice President — Finance and Chief Financial Officer, served as the principal accounting officer.  Mr. Clifford will continue to serve as the Company’s Senior Vice President — Finance and Chief Financial Officer.

Ms. Burke, who is 44 years old, joined the Company in November 2005 as Vice President and Corporate Controller.  Prior to joining the Company, Ms. Burke was the Executive Vice President/Director of Financial Reporting and Control for MBNA America Bank, N.A.  She joined MBNA in 1994 and held positions of ascending responsibilities in the finance department during her tenure.  Ms. Burke has 22 years of accounting experience.

Annual Incentive Plan Award

As discussed in detail in the Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 30, 2009 (the “Proxy Statement”), the Company’s annual incentive plan for its senior management utilizes both an internal measure and an external measure to determine the annual incentive opportunity for participants.  The external measure is based on the Company’s free cash flow per share as compared against its peer group; however, the free cash flow results for the Company’s peer group were not determined at the time the Proxy Statement was filed and therefore the free cash flow awards for the named executive offices for 2008 had not been granted at such time.

Based on the Company’s free cash flow results as compared to its peers, the free cash flow awards for 2008 have been determined and each of the named executive officers has been awarded the number of shares of restricted stock in the Company indicated below at a per share price of $28.22, the closing stock price on Friday, November 6, 2009.  In accordance with SEC regulation S-K, Item 402 “Executive Compensation”, awards of stock are reported in the Summary Compensation Table of the proxy based upon the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with Financial Accounting Standards 123(R) (Accounting Standards Codification 718).

Because there was no expense recognized in 2008 with respect to these stock awards, total compensation reported in the Summary Compensation Table included in the Proxy Statement for each of the named executive officers for 2008 does not change.

Named Executive Officer	Restricted Shares

Peter M. Carlino	79,714

Timothy J. Wilmott	54,292

William J. Clifford	27,900

Jordan B. Savitch	10,761

Robert S. Ippolito	7,174

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 13, 2009		PENN NATIONAL GAMING, INC.

	By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer